UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 26, 2005 (October 17, 2005)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4820 Overland Avenue, San Diego, California 92123
(Address of principal executive offices, including zip code)

(858) 571-5555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On October 17, 2005, Overland Storage, Inc. (the “Company”) issued a press release announcing that its board of directors has expanded the Company’s share repurchase program.  Previously, the board had authorized the repurchase of up to $10 million of the Company’s outstanding common stock.  As a result of the expansion, the Company is now authorized to repurchase up to 2.5 million shares of its common stock without a maximum dollar limit.  To date, the Company has repurchased a total of 92,000 shares of its common stock under the program and has approximately 14.3 million shares of its common stock outstanding.

Under the Overland share repurchase program, purchases may be made from time to time in the open market, through block trades or otherwise, or in privately negotiated transactions. Depending on market conditions and other factors, at any time or from time to time without prior notice the board may modify the program or commence or suspend purchases. There is no fixed termination date for the repurchase program.

The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits

99.1                           Press release dated October 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: October 26, 2005	By: /s/ Vernon A. LoForti
Vernon A. LoForti
Vice President & CFO